Exhibit 10.4

CONDITIONALLY-EFFECTIVE WARRANT CANCELLATION AGREEMENT

THIS CONDITIONALLY-EFFECTIVE WARRANT CANCELLATION AGREEMENT (this "Agreement") is made as of   September  9 , 2016, by and between the undersigned (the "Warrant Holders") and ActiveCare, Inc., a Delaware corporation (the "Company").

RECITALS

A.
The Company previously granted to the Warrant Holders (i) that certain warrant for 7,209,210 shares of Company Common Stock (Partners for Growth IV, L.P.) ("PFG"), (ii) that certain warrant for 576,737 shares of Company Common Stock (PFG Equity Investors, LLC) and (iii) that certain warrant for 4,229,403 shares of Company Common Stock (SVB Financial Group, by assignment from Silicon Valley Bank, its Affiliate), each dated as of February 19, 2016 (collectively, the "Warrants").

B.
The Company anticipates consummating an equity (only) financing raising not less than $15,000,000 in cash proceeds to the Company (such equity (only) financing at such minimum dollar threshold, the "Equity Financing").

C.
The Company has advised PFG that there may be certain negative accounting impacts associated with certain provisions of the Warrants and the Company has requested that the Warrants be canceled in exchange for other consideration.

D.
To facilitate the Equity Financing and to relieve the Company of certain potential negative accounting impacts of the Warrants on the Company, the Company and Warrant Holders are entering into this Agreement to provide for the termination and cancellation of the Warrants, contingent and effective upon the Effective Time, so long as not after the Outside Date.

NOW, THEREFORE, in consideration of the premises and covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Warrant Holders and the Company hereby agree as follows:

1.
Warrant Cancellation; Cancellation Payment. In consideration of the Company's promises under this Agreement, Warrant Holders hereby agrees with the Company (for the benefit of the Company) that, without the need for any further action or agreement on the part of Warrant Holders or the Company, contingent upon the conditions set forth in Section 4 being satisfied and effective as of the date and time (but not later than the Outside Date, as defined in Section 4(c)) that the Equity Financing has been irrevocably consummated and a written certification of the same by an authorized officer of the Company has been transmitted to each Warrant Holder (the "Effective Time"), the Warrants and all rights and obligations of the Company and Warrant Holders under the Warrants shall each be irrevocably and fully terminated in exchange for the Warrant Exchange Consideration (as defined below). The Warrant Holders hereby acknowledge and agree that in exchange for the cancellation of the Warrants, Warrant Holders will be entitled to receive in exchange: (i) Common Stock of the Company in the number of shares of Common Stock set forth in Schedule A (the "Stock Consideration"), and (ii) Company indebtedness in favor of PFG, in the form of an unsecured, full-recourse promissory note of the Company in the form set forth in Schedule B (the "Note") (the Stock Consideration and the Note (and proceeds thereof) collectively, the "Warrant Exchange Consideration").

2.
Representations and Warranties of the Warrant Holders. The Warrant Holders hereby represents and warrants to the Company that: (a) Warrant Holders has full and complete power, legal right and authority to execute and deliver this Agreement and to carry out its provisions; (b) the execution, delivery and performance of this Agreement by the Warrant Holders has been duly authorized by all necessary action, if any, on the part of Warrant Holders; and (c) the Warrant Holders is the legal, record and beneficial owner of the Warrants and the Warrants consist of all warrants to purchase capital stock of the Company held by the Warrant Holders.

3.	Representations and Warranties of the Company. The Company hereby represents and warrants to the Warrant Holders as follows:

(a)
the Company has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and the transaction contemplated herein have been expressly authorized by the Company's Board of Directors;

(b)
the certificate of incorporation, bylaws and other organizational documents of the Company delivered to PFG in connection with this Agreement are true, accurate and complete and, in each case, all of the foregoing are and continue to be in full force and effect;

(c)
the execution and delivery by the Company of this Agreement and the performance by the Company of its obligations under this Agreement (including the Note), have been duly authorized by all necessary corporate action on the part of the Company;

(d)
this Agreement has been duly executed and delivered by the Company and is the binding obligation of the Company, enforceable against it in accordance with the terms of this Agreement, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors' rights;

(e)	all stockholder consents require for the issuance of the Stock Consideration to each Warrant Holder have been secured or will have been secured.

4.	CONDITIONS TO EFFECTIVENESS. The automatic exchange of the Warrants for the Warrant Exchange Consideration shall be subject to;

(a)	the irrevocable stockholder consent to the issuance of the Stock Consideration;

(b)	the issuance of the Stock Consideration to the Warrant Holders; and

(c)
the consummation of an Equity Financing (at the dollar threshold specified within the definition thereof) on or before December 31, 2016 at 4:00 p.m. Pacific time (such date and time, the "Outside Date").

Notwithstanding anything to the contrary set forth herein, if the foregoing conditions have not been satisfied as and when due, this Warrant Cancellation Agreement shall be of no force and effect and neither the Warrant Holders or the Company shall have any obligations to the other hereunder.

5.
Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successor and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the Warrant Holders or the Company or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

6.
Miscellaneous. This Agreement contains the entire agreement of  the parties hereto relating to the subject matter hereof and supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof, and there are no written or oral terms or representations made by either party other than those made herein. No amendment or modification of this Agreement shall be valid or binding unless made in writing and duly executed by the party against whom enforcement of any such amendment or modification is sought and making specific references to this Agreement. This Agreement and the rights and obligations of the parties hereunder shall be governed by the laws of the State of California, without regard to its conflicts of laws principles. This Agreement may be executed in any number of counterparts (including by facsimile or other electronic transmission), each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

SCHEDULE A

Stock Consideration

Partners for Growth IV, L.P.	3,240,000 Shares
SPFG Equity Investors, LLC	259,200 Shares
SVB Financial Group	1,900,800 Shares

SCHEDULE B NOTE

UNSECURED PROMISSORY NOTE

$180,000 (Initial Principal Amount)	September , 2016

Subject to the terms and conditions of this Note, for good and valuable consideration received, ActiveCare, Inc., a Delaware company with its principal business address at 1365 West Business Park Drive, Suite 100, Orem, UT 84058 (the "Company"), irrevocably promises to pay to the order of Partners for Growth IV, L.P. or its designees, with Holder's principal business address at 1660 Tiburon Blvd., Suite D, Tiburon, CA 94920 (the "Holder") the Indebtedness Amount, as defined in Section 1. This Note shall be due and payable upon the earlier to occur of September , 2019 (the "Stated Maturity Date") and the occurrence of a Maturity Event as set forth in Section 3.

The following is a statement of the rights of the Holder under this Note and the terms and conditions to which this Note is subject:

1.
Interest; Principal Amount at Maturity. This Note shall not bear cash interest of any kind. In lieu of interest being paid on this Note, the Initial Principal Amount set forth above shall increase by the amount of $3333.34 each month until the Stated Maturity Date, on which date the principal amount of $300,000 (the "Final Principal Amount") shall be due and payable.

2.	Prepayment. This Note may be prepaid in whole only at any time by payment of the Final Principal Amount.

3.
Maturity. Prior to the Stated Maturity Date, this Note shall become immediately due and payable upon the earliest to occur of (a) the breach of any representation or warranty made to Holder by the Company or its representatives, or (b) the dissolution, termination of existence or insolvency of the Company or the Company fails to meet its debts as they mature; or the appointment of a receiver, trustee or custodian for all or any material part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding by or against the Company under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect, or (c) a merger, consolidation, sale of all or substantially all of the Company's assets or other "Fundamental Transaction" as defined in the Company's Amended and Restated Certificate of Incorporation (as amended to the date of this Note), or (d) any redemption of the Company's preferred stock (each, a "Maturity Event").

7. Representations of the Company. Representations and Warranties of the Company.  The Company hereby represents and warrants to the Warrant Holders as follows:

(a)	the Company has the corporate power and authority to execute, deliver and perform its obligations under this Note;

(b)	the certificate of incorporation, bylaws and other organizational documents of the Company as delivered to PFG are true, accurate and complete;

(c)
the execution and delivery by the Company of this Note and the performance by the Company of its obligations under this Note (including the Note), have been duly authorized by all necessary corporate action on the part of the Company;

(d)
this Note has been duly executed and delivered by the Company and is the binding obligation of the Company, enforceable against it in accordance with the terms of this Note, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors' rights.

4.	Assignment. This Note shall inure to the benefit of and be binding upon each of the parties hereto and their respective successors and assigns.

5.	Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the Holder of the Note.

6.
Notices. Any notice, request or other communication required or permitted hereunder will be in writing and shall be deemed to have been duly given if personally delivered or if sent by overnight courier or sent by electronic mail and also by registered or certified mail to the other party at its respective address of the Company and Holder. Any party hereto may by notice so give change its address for future notice hereunder.

7.
Governing law; Jurisdiction. This Note shall be governed by and construed in accordance with the laws of the State of California, excluding that body of law relating to conflict of laws. The Company agrees that any legal action or proceeding arising out of or relating to this Note may be brought in the federal and state courts of Northern California and the Company irrevocably submits to the non-exclusive jurisdiction of such courts.

8.
Headings; References. All headings used herein are used for convenience only and will not be used to construe or interpret this Note. Except where otherwise indicated, all references herein to Sections refer to Sections hereof.

9.
Attorneys' Fees and Costs. If any legal action, arbitration or other proceeding is brought to enforce or interpret this Note or matters relating to it, the substantially prevailing party will be entitled to recover reasonable attorneys' fees and other costs incurred in such action, arbitration or proceeding from the other party, in addition to any other relief to which such substantially prevailing party is entitled.

10.
Additional Documents and Acts. Each party will execute and deliver such additional documents and instruments, and perform such additional acts, as are commercially reasonable and necessary to carry out and perform its obligations in this Note.

IN WITNESS WHEREOF, the parties have caused this Note to be issued on September     , 2016.

Borrower: ActiveCare, Inc.

By	CEO or President

By	Secretary or CFO
PFG:
PARTNERS FOR GROWTH IV, L.P.

By

Name:

Title: Manager, Partners for Growth IV, LLC, its G